Exhibit 23.1 Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Nacel Energy Corporation
Cody, Wyoming

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated April 26, 2007, relating to the financial statements of Nacel Energy Corporation as of March 31, 2007 and the periods from February 7, 2006 (inception) through March 31, 2006 and March 31, 2007.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MALONE & BAILEY, PC
www.malone-bailey.com
Houston, Texas

May 28, 2008